Press Release
TechnipFMC Announces Third-Quarter 2025 Results

•Total Company inbound of $2.6 billion; Subsea orders of $2.4 billion
•Cash flow from operations of $525 million; free cash flow of $448 million
•Share repurchase authorization increased by $2 billion
•Financial guidance updated for full-year 2025; initiated Subsea financial guidance for 2026

NEWCASTLE & HOUSTON, October 23, 2025 — TechnipFMC plc (NYSE: FTI) (the “Company” or “TechnipFMC”) today reported third-quarter 2025 results.
Summary Financial Results from Continuing Operations
Reconciliation of U.S. GAAP to non-GAAP financial measures are provided in financial schedules.

	Three Months Ended			Change
(In millions, except per share amounts)	Sep. 30, 2025	Jun. 30, 2025	Sep. 30, 2024	Sequential	Year-over-Year
Revenue	$2,647.3	$2,534.7	$2,348.4	4.4%	12.7%
Net income	$309.7	$269.5	$274.6	14.9%	12.8%
Net income margin	11.7%	10.6%	11.7%	110 bps	0 bps
Diluted earnings per share	$0.75	$0.64	$0.63	17.2%	19.0%

Adjusted EBITDA	$518.9	$520.8	$386.1	(0.4%)	34.4%
Adjusted EBITDA margin	19.6%	20.5%	16.4%	(90 bps)	320 bps
Adjusted net income	$312.1	$285.5	$280.5	9.3%	11.3%
Adjusted diluted earnings per share	$0.75	$0.68	$0.64	10.3%	17.2%

Inbound orders	$2,648.1	$2,831.0	$2,784.5	(6.5%)	(4.9%)
Backlog	$16,813.6	$16,645.9	$14,698.9	1.0%	14.4%
Total Company revenue in the third quarter was $2,647.3 million. Net income attributable to TechnipFMC was $309.7 million, or $0.75 per diluted share. These results included after-tax charges and credits totaling $2.4 million of expense (Exhibit 6).
Adjusted net income was $312.1 million, or $0.75 per diluted share (Exhibit 6).
Adjusted EBITDA, which excludes pre-tax charges and credits, was $518.9 million; adjusted EBITDA margin was 19.6 percent (Exhibit 8).
Included in total Company results was a foreign exchange loss of $12.5 million, or a loss of $13.1 million after-tax. When excluding the after-tax impact of the foreign exchange loss of $13.1 million, net income was $322.8 million. Adjusted EBITDA, excluding foreign exchange, was $531.4 million (Exhibit 8).

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Shareholder Distribution Update
On October 22, 2025, the Company announced that its Board of Directors authorized additional share repurchases of up to $2 billion. Together with the remaining balance under the existing program, the Company is now authorized to repurchase shares of up to $2.3 billion, representing nearly 16 percent of the Company’s outstanding shares at the closing price on October 21, 2025.
Since the initial share repurchase authorization in July 2022, the Company has returned more than $1.6 billion to shareholders through stock repurchases and dividends.

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Doug Pferdehirt, Chair and CEO of TechnipFMC, stated, “I am very proud of the continued strength in our execution and the delivery of another quarter of high-quality inbound, with 15 of the past 16 quarters achieving a book-to-bill above one. This commercial success is the cornerstone of our ability to deliver growth in both revenue and profitability.”
Pferdehirt continued, “Total Company revenue was $2.6 billion, with adjusted EBITDA of $531 million when excluding foreign exchange impacts. We generated free cash flow of $448 million and distributed $271 million through dividends and share repurchases, continuing to deliver on our commitment to return a significant portion of free cash flow to shareholders.”
Pferdehirt added, “Subsea achieved quarterly orders of $2.4 billion, driven by continued strength in South America. Inbound comprised multiple awards for flexible pipe and subsea production systems. This included our seventh award from ExxonMobil in Guyana—the Hammerhead project. TechnipFMC has been awarded all of the operator’s subsea production systems in Guyana since the first award in 2017. Our commercial success year-to-date reinforces our confidence in delivering more than $10 billion of Subsea orders in 2025.”
“We believe that offshore projects will continue to receive an increasing share of capital investment. The change in spending allocation is due in part to the significant improvements made in developing the large, high-quality, and prolific reservoirs found offshore. Innovations such as our pre-engineered, configure-to-order Subsea 2.0® product platform and fully integrated iEPCI™ execution model also help provide customers with greater schedule certainty in project execution.”
“Higher economic returns and greater project certainty are providing sustainability to current activity levels, underpinning our outlook in securing $10 billion of Subsea inbound orders in 2026. This also gives us confidence that activity will remain strong through the end of the decade.”
Pferdehirt concluded, “While focusing on the customer is always a top priority, we also believe that our shareholders should share in our success. Yesterday, we announced that our Board of Directors had authorized additional share repurchases of up to $2 billion. The significant increase to our share authorization exemplifies our confidence in the outlook, as well as our commitment to maximize shareholder value.”

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Operational and Financial Highlights

Subsea

Financial Highlights
Reconciliation of U.S. GAAP to non-GAAP financial measures are provided in financial schedules.

	Three Months Ended			Change
(In millions)	Sep. 30, 2025	Jun. 30, 2025	Sep. 30, 2024	Sequential	Year-over-Year
Revenue	$2,319.2	$2,216.3	$2,028.1	4.6%	14.4%
Operating profit	$401.3	$380.3	$288.8	5.5%	39.0%
Operating profit margin	17.3%	17.2%	14.2%	10 bps	310 bps
Adjusted EBITDA	$505.6	$482.9	$371.0	4.7%	36.3%
Adjusted EBITDA margin	21.8%	21.8%	18.3%	0 bps	350 bps

Inbound orders	$2,381.5	$2,553.1	$2,463.2	(6.7%)	(3.3%)
Backlog[1,2,3]	$16,038.2	$15,810.0	$13,732.1	1.4%	16.8%

Estimated Consolidated Backlog Scheduling (In millions)	Sep. 30, 2025
2025 (3 months)	$1,780
2026	$5,675
2027 and beyond	$8,584
Total	$16,038
[1] Backlog as of September 30, 2025 was increased by a foreign exchange impact of $166 million.
[2] Backlog does not capture all revenue potential for Subsea Services.
[3] Backlog as of September 30, 2025 does not include total Company non-consolidated backlog of $362 million.
Subsea reported third-quarter revenue of $2,319.2 million, an increase of 4.6 percent from the second quarter. The sequential revenue improvement was largely driven by increased project activity, particularly iEPCI™ projects, in Africa, the Americas, and Australia. This was partially offset by reduced project activity in Norway.
Subsea reported an operating profit of $401.3 million, an increase of 5.5 percent from the second quarter. Operating results increased sequentially, primarily due to higher project activity. Operating profit margin increased 10 basis points to 17.3 percent.
Subsea reported adjusted EBITDA of $505.6 million, an increase of 4.7 percent when compared to the second quarter. The factors impacting operating profit also drove the sequential increase in adjusted EBITDA. Adjusted EBITDA margin was unchanged at 21.8 percent.

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Subsea inbound orders were $2.4 billion for the quarter. Book-to-bill was 1.0x. The following announced awards were included in the period:
•Petrobras Flexible Pipe Contracts (Brazil)
Two subsea contracts by Petrobras for flexible pipe for use in multiple basins. The first award was a substantial(1) contract to design, engineer, and manufacture flexible gas injection risers. This high-technology solution will sustain reservoir pressure and enhance production efficiency through high-capacity gas reinjection in pre-salt formations in the Santos Basin. The second award, which followed a competitive tender, was a significant(2) contract to design, engineer, and manufacture flexible risers and flowlines for deployment on assets in the Campos Basin.
(1) A “substantial” contract is between $250 million and $500 million.
(2) A “significant” contract is between $75 million and $250 million.

•Petrobras Subsea Production Systems Contract (Brazil)
Significant* contract by Petrobras, following a competitive tendering process, for subsea production systems. TechnipFMC will design, engineer, and manufacture subsea production systems to be deployed in an array of greenfield developments, brownfield expansions, and asset revitalizations across Petrobras’ extensive portfolio. The contract also covers installation support and life-of-field services, with provisions for additional equipment and services.
*A “significant” contract is between $75 million and $250 million.

•ExxonMobil Hammerhead Project (Guyana)
Substantial* contract by ExxonMobil Guyana Limited to supply subsea production systems for the Hammerhead development in Guyana’s Stabroek Block. TechnipFMC will provide project management, engineering, and manufacturing of subsea production systems supporting both production and water injection capabilities. The subsea architecture will include products from the Subsea 2.0® platform, including subsea trees, manifolds, and associated controls.
*A “substantial” contract is between $250 million and $500 million.

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Surface Technologies

Financial Highlights
Reconciliation of U.S. GAAP to non-GAAP financial measures are provided in financial schedules.

	Three Months Ended			Change
(In millions)	Sep. 30, 2025	Jun. 30, 2025	Sep. 30, 2024	Sequential	Year-over-Year
Revenue	$328.1	$318.4	$320.3	3.0%	2.4%
Operating profit	$36.8	$23.4	$33.7	57.3%	9.2%
Operating profit margin	11.2%	7.3%	10.5%	390 bps	70 bps
Adjusted EBITDA	$53.8	$52.3	$49.1	2.9%	9.6%
Adjusted EBITDA margin	16.4%	16.4%	15.3%	0 bps	110 bps

Inbound orders	$266.6	$277.9	$321.3	(4.1%)	(17.0%)
Backlog	$775.4	$835.9	$966.8	(7.2%)	(19.8%)

Surface Technologies reported third-quarter revenue of $328.1 million, an increase of 3 percent from the second quarter. The sequential increase in revenue was primarily driven by higher activity in the North Sea and Asia Pacific, partially offset by lower activity in North America.
Surface Technologies reported operating profit of $36.8 million, an increase of 57.3 percent versus the second quarter. The sequential increase in operating profit was largely due to a $16.9 million reduction in restructuring, impairment, and other charges, offset in part by an accelerated amortization expense in the period. Operating results also benefited from higher activity in international markets. Operating profit margin increased 390 basis points to 11.2 percent.
Surface Technologies reported adjusted EBITDA of $53.8 million, an increase of 2.9 percent when compared to the second quarter. Adjusted EBITDA improved sequentially due to higher activity in international markets. Adjusted EBITDA margin was unchanged at 16.4 percent.
Inbound orders for the quarter were $266.6 million, a sequential decrease of 4.1 percent. Backlog ended the period at $775.4 million.

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Corporate and Other Items (three months ended September 30, 2025)
Corporate expense was $28 million.
Foreign exchange loss was $12.5 million.
Net interest expense was $10.6 million.
The provision for income taxes was $76.1 million.

Total depreciation and amortization was $118.2 million.
Cash provided by operating activities was $525.1 million. Capital expenditures were $77.3 million. Free cash flow was $447.8 million (Exhibit 11).
During the quarter, the Company repurchased 6.5 million of its ordinary shares for total consideration of $250 million. When including a dividend payment of $20.5 million, total shareholder distributions in the quarter were $270.5 million.
Short-term debt and long-term debt totaling $438 million declined $258.3 million sequentially, primarily due to the early repayment of the Company’s 6.50% Senior Notes due February 2026 (Exhibit 10).
The Company ended the period with cash and cash equivalents of $876.6 million. Net cash increased sequentially to $438.6 million (Exhibit 10).

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2025 Full-Year Financial Guidance1
The Company’s full-year financial guidance for 2025 can be found in the table below. Updates to the previous guidance issued on April 24, 2025 are as follows:
•Surface Technologies adjusted EBITDA margin in a range of 16 - 16.5%, which increased from the previous guidance range of 15 - 16%.
•Free cash flow of $1.3 - 1.45 billion, which increased from the previous guidance range of $1.0 - 1.15 billion.

2025 Guidance (As of October 23, 2025)

Subsea	Surface Technologies
Revenue in a range of $8.4 - 8.8 billion	Revenue in a range of $1.2 - 1.35 billion

Adjusted EBITDA margin in a range of 19 - 20%	Adjusted EBITDA margin in a range of 16 - 16.5%

Corporate and Other

Corporate expense, net $115 - 125 million
(excludes charges and credits)

Net interest expense $45 - 55 million

Effective tax rate 28 - 32%

Capital expenditures approximately $340 million

Free cash flow[2] $1.3 - 1.45 billion

1 Our guidance measures of adjusted EBITDA margin, free cash flow and adjusted corporate expense, net are non-GAAP financial measures. We are unable to provide a reconciliation to comparable GAAP financial measures on a forward-looking basis without unreasonable effort because of the unpredictability of the individual components of the most directly comparable GAAP financial measure and the variability of items excluded from each such measure. Such information may have a significant, and potentially unpredictable, impact on our future financial results.
2 Free cash flow is calculated as cash flow from operations less capital expenditures.

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2026 Full-Year Subsea Financial Guidance32
The Company’s full-year Subsea financial guidance for 2026 is as follows:
•Subsea revenue in a range of $9.1 - 9.5 billion.
•Subsea adjusted EBITDA margin in a range of 20.5 - 22%.
All other financial guidance for 2026 will be provided in the Company’s fourth-quarter 2025 earnings release.

Teleconference
The Company will host a teleconference on Thursday, October 23, 2025 to discuss the third-quarter 2025 financial results. The call will begin at 1:30 p.m. London time (8:30 a.m. New York time). Webcast access and an accompanying presentation can be found at www.TechnipFMC.com.
An archived audio replay will be available after the event at the same website address. In the event of a disruption of service or technical difficulty during the call, information will be posted on our website.

32Our guidance measure of adjusted EBITDA margin is a non-GAAP financial measure. We are unable to provide a reconciliation to the comparable GAAP financial measure on a forward-looking basis without unreasonable effort because of the unpredictability of the individual components of the most directly comparable GAAP financial measure and the variability of items excluded from such measure. Such information may have a significant, and potentially unpredictable, impact on our future financial results.

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###
About TechnipFMC

TechnipFMC is a leading technology provider to the traditional and new energy industries; delivering fully integrated projects, products, and services.

With our proprietary technologies and comprehensive solutions, we are transforming our clients’ project economics, helping them unlock new possibilities to develop energy resources while reducing carbon intensity and supporting their energy transition ambitions.

Organized in two business segments — Subsea and Surface Technologies — we will continue to advance the industry with our pioneering integrated ecosystems (such as iEPCI™, iFEED™ and iComplete®), technology leadership, and digital innovation.

Each of our approximately 21,000 employees is driven by a commitment to our clients’ success, and a culture of strong execution, purposeful innovation, and challenging industry conventions.

TechnipFMC uses its website as a channel of distribution of material company information. To learn more about how we are driving change in the industry, go to www.TechnipFMC.com and follow us on X @TechnipFMC.

This communication contains “forward-looking statements” as defined in Section 27A of the United States Securities Act of 1933, as amended, and Section 21E of the United States Securities Exchange Act of 1934, as amended. Forward-looking statements usually relate to future events, market growth, and recovery, growth of our New Energy business and anticipated revenues, earnings, cash flows, or other aspects of our operations or operating results. Forward-looking statements are often identified by words such as “commit,” “guidance,” “confident,” “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could,” “may,” “will,” “likely,” “predicated,” “estimate,” “outlook,” and similar expressions, including the negative thereof. The absence of these words, however, does not mean that the statements are not forward-looking. These forward-looking statements are based on our current expectations, beliefs, and assumptions concerning future developments and business conditions and their potential effect on us. While management believes these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. All of our forward-looking statements involve risks and uncertainties (some of which are significant or beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections, including unpredictable trends in the demand for and price of oil and natural gas; competition and unanticipated changes relating to competitive factors in our industry, including ongoing industry consolidation; our inability to develop, implement and protect new technologies and services and intellectual property related thereto; the cumulative loss of major contracts, customers or alliances and unfavorable credit and commercial terms of certain contracts; disruptions in the political, regulatory, economic and social conditions, or public health crisis in the countries where we conduct business; unexpected geopolitical events, armed conflicts, and terrorism threats; the refusal of the Depository Trust Company to act as depository and clearing agency for our shares; the impact of our existing and future indebtedness; a downgrade in our debt rating; the risks caused by our acquisition and divestiture activities; additional costs or risks from increasing scrutiny and expectations regarding sustainability matters; uncertainties related to our investments, including those related to energy transition; the risks caused by fixed-price contracts; our failure to timely deliver our backlog; our reliance on subcontractors, suppliers and our joint venture partners; a failure or breach of our IT infrastructure or that of our subcontractors, suppliers or joint venture partners, including as a result of cyber-attacks; risks of pirates and maritime conflicts endangering our maritime employees and assets; any delays and cost overruns of capital asset construction projects for vessels and manufacturing facilities; potential liabilities inherent in the industries in which we operate or have operated; our failure to comply

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with existing and future laws and regulations, including those related to environmental protection, climate change, health and safety, labor and employment, import/export controls, currency exchange, bribery and corruption, taxation, privacy, data protection and data security; uninsured claims and litigation against us; the additional restrictions on dividend payouts or share repurchases as an English public limited company; tax laws, treaties and regulations and any unfavorable findings by relevant tax authorities; significant changes or developments in U.S. or other national trade policies, including tariffs and the reactions of other countries thereto; potential departure of our key managers and employees; adverse seasonal, weather, and other climatic conditions; unfavorable currency exchange rates; risk in connection with our defined benefit pension plan commitments; and our inability to obtain sufficient bonding capacity for certain contracts, and other risks as discussed in Part I, Item 1A, “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and our other reports subsequently filed with the Securities and Exchange Commission.

We caution you not to place undue reliance on any forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any of our forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise, except to the extent required by law.

Contacts

Investor relations

Matt Seinsheimer
Senior Vice President, Investor Relations and Corporate Development
Tel: +1 281 260 3665
Email: Matt Seinsheimer

James Davis
Director, Investor Relations
Tel: +1 281 260 3665
Email: James Davis
Media relations Mendi Head Senior Manager, Public Relations and Media Relations Tel: +1 346 297 8392 Email: Mendi Head

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Exhibit 1
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share data, unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2025	2025	2024	2025	2024

Revenue	$2,647.3	$2,534.7	$2,348.4	$7,415.6	$6,716.0
Costs and expenses	2,242.3	2,145.1	2,061.2	6,360.6	5,961.4
	405.0	389.6	287.2	1,055.0	754.6

Other income (loss), net including income from equity affiliates	(7.4)	(0.4)	1.1	(28.0)	(51.3)
Gain on disposal of Measurement Solutions business	—	—	—	—	75.2

Income before net interest expense and income taxes	397.6	389.2	288.3	1,027.0	778.5
Net interest expense	(10.6)	(14.4)	(15.9)	(34.9)	(50.0)

Income before income taxes	387.0	374.8	272.4	992.1	728.5
Provision (benefit) for income taxes	76.1	106.5	(6.0)	269.6	102.9

Net income	310.9	268.3	278.4	722.5	625.6
Net (income) loss attributable to non-controlling interests	(1.2)	1.2	(3.8)	(1.3)	(7.4)

Net income attributable to TechnipFMC plc	$309.7	$269.5	$274.6	$721.2	$618.2

Earnings per share attributable to TechnipFMC plc
Basic	$0.76	$0.65	$0.64	$1.74	$1.44
Diluted	$0.75	$0.64	$0.63	$1.71	$1.40

Weighted average shares outstanding:
Basic	409.5	415.4	428.3	415.3	430.7
Diluted	415.7	420.5	438.8	422.8	441.9

Cash dividends declared per share	$0.05	$0.05	$0.05	$0.15	$0.15

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Exhibit 2
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
BUSINESS SEGMENT DATA
(In millions, unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2025	2025	2024	2025	2024
Segment revenue
Subsea	$2,319.2	$2,216.3	$2,028.1	$6,471.7	$5,772.0
Surface Technologies	328.1	318.4	320.3	943.9	944.0
Total segment revenue	$2,647.3	$2,534.7	$2,348.4	$7,415.6	$6,716.0

Segment operating profit
Subsea	$401.3	$380.3	$288.8	$1,029.5	$723.1
Surface Technologies	36.8	23.4	33.7	90.4	167.7
Total segment operating profit	$438.1	$403.7	$322.5	$1,119.9	$890.8

Corporate items
Corporate expense(1)	$(28.0)	$(26.6)	$(31.1)	$(80.4)	$(87.0)
Net interest expense	(10.6)	(14.4)	(15.9)	(34.9)	(50.0)
Foreign exchange gains (losses)	(12.5)	12.1	(3.1)	(12.5)	(25.3)
Total corporate items	$(51.1)	$(28.9)	$(50.1)	$(127.8)	$(162.3)

Income before income taxes(2)	$387.0	$374.8	$272.4	$992.1	$728.5

(1)    Corporate expense primarily includes corporate staff expenses, share-based compensation expenses, and other employee benefits.
(2)    Includes amounts attributable to non-controlling interests.

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Exhibit 3
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
BUSINESS SEGMENT DATA
(In millions, unaudited)

	Three Months Ended			Nine Months Ended
Inbound Orders(1)	September 30,	June 30,	September 30,	September 30,
	2025	2025	2024	2025	2024

Subsea	$2,381.5	$2,553.1	$2,463.2	$7,720.1	$7,705.0
Surface Technologies	266.6	277.9	321.3	848.1	946.1
Total inbound orders	$2,648.1	$2,831.0	$2,784.5	$8,568.2	$8,651.1

Order Backlog(2)	September 30, 2025	June 30, 2025	September 30, 2024

Subsea	$16,038.2	$15,810.0	$13,732.1
Surface Technologies	775.4	835.9	966.8
Total order backlog	$16,813.6	$16,645.9	$14,698.9

(1)    Inbound orders represent the estimated sales value of confirmed customer orders received during the reporting period.
(2)    Order backlog is calculated as the estimated sales value of unfilled, confirmed customer orders at the reporting date.

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Exhibit 4
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, unaudited)

	September 30, 2025	December 31, 2024

Cash and cash equivalents	$876.6	$1,157.7
Trade receivables, net	1,407.8	1,318.5
Contract assets, net	1,064.1	967.7
Inventories, net	1,185.9	1,076.7
Other current assets	1,207.6	947.0
Total current assets	5,742.0	5,467.6

Property, plant and equipment, net	2,270.8	2,133.8
Intangible assets, net	477.3	508.3
Other assets	1,761.1	1,759.5
Total assets	$10,251.2	$9,869.2

Short-term debt and current portion of long-term debt	$33.6	$277.9
Accounts payable, trade	1,073.3	1,302.6
Contract liabilities	2,389.4	1,786.6
Other current liabilities	1,586.6	1,497.7
Total current liabilities	5,082.9	4,864.8

Long-term debt, less current portion	404.4	607.3
Other liabilities	1,390.4	1,258.7
TechnipFMC plc stockholders’ equity	3,328.3	3,093.8
Non-controlling interests	45.2	44.6
Total liabilities and equity	$10,251.2	$9,869.2

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Exhibit 5
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions, unaudited)

	Three Months Ended September 30,	Nine Months Ended September 30,
	2025	2025	2024
Cash provided by operating activities
Net income	$310.9	$722.5	$625.6
Adjustments to reconcile net income to cash provided by operating activities
Depreciation and amortization	118.2	335.9	285.6
Gain on disposal of Measurement Solutions business	—	—	(75.2)
Income from equity affiliates, net of dividends received	(9.8)	1.5	(11.9)
Working capital(1)	57.2	78.2	(488.1)
Other operating activities	48.6	172.9	46.1
Cash provided by operating activities	525.1	1,311.0	382.1

Cash (required) provided by investing activities
Capital expenditures	(77.3)	(222.7)	(155.4)
Proceeds from sale of Measurement Solutions business	—	—	186.1
Other investing activities	7.1	11.7	6.0
Cash (required) provided by investing activities	(70.2)	(211.0)	36.7

Cash required by financing activities
Repayment of debt obligations	(254.8)	(496.4)	(91.7)
Dividends paid	(20.5)	(62.1)	(64.7)
Share repurchases	(250.0)	(750.2)	(330.1)
Payments related to taxes withheld on share-based compensation	—	(69.2)	(49.7)
Other financing activities	(6.3)	(34.5)	13.7
Cash required by financing activities	(531.6)	(1,412.4)	(522.5)
Effect of changes in foreign exchange rates on cash and cash equivalents	3.3	31.3	(10.5)
Change in cash and cash equivalents	(73.4)	(281.1)	(114.2)
Cash and cash equivalents, beginning of period	950.0	1,157.7	951.7
Cash and cash equivalents, end of period	$876.6	$876.6	$837.5
(1) Working capital includes receivables, payables, inventories and other current assets and liabilities.

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Exhibit 6
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, except per share data, unaudited)

In addition to financial results determined in accordance with U.S. generally accepted accounting principles (GAAP), the third quarter 2025 Earnings Release also includes non-GAAP financial measures (as defined in Item 10 of Regulation S-K of the Securities Exchange Act of 1934, as amended) and describes performance on a year-over-year or sequential basis. Net income attributable to TechnipFMC plc, excluding charges and credits, as well as measures derived from it (including Diluted EPS, excluding charges and credits; Earnings before net interest expense, income taxes, depreciation and amortization, excluding charges and credits (“Adjusted EBITDA”); and Adjusted EBITDA, excluding foreign exchange gains or losses, net; Adjusted EBITDA margin; Adjusted EBITDA margin, excluding foreign exchange, net); Corporate expense, net, excluding charges and credits; Foreign exchange, net and other, excluding charges and credits; net cash (debt); and free cash flow are non-GAAP financial measures.

Non-GAAP adjustments are presented on a gross basis and the tax impact of the non-GAAP adjustments is separately presented in the applicable reconciliation table. Estimates of the tax effect of each adjustment is calculated item by item, by reviewing the relevant jurisdictional tax rate to the pretax non-GAAP amounts, analyzing the nature of the item and/or the tax jurisdiction in which the item has been recorded, the need of application of a specific tax rate, history of non-GAAP taxable income positions (i.e. net operating loss carryforwards) and concluding on the valuation allowance positions.

Management believes that the exclusion of charges, credits and foreign exchange impacts from these financial measures provides a useful perspective on the Company’s underlying business results and operating trends, and a means to evaluate TechnipFMC’s operations and consolidated results of operations period-over-period. These measures are also used by management as performance measures in determining certain incentive compensation. The foregoing non-GAAP financial measures should be considered by investors in addition to, not as a substitute for or superior to, other measures of financial performance prepared in accordance with GAAP. The following is a reconciliation of the most comparable financial measures under GAAP to the non-GAAP financial measures.

	Three Months Ended			Nine Months Ended
	September 30, 2025	June 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024

Net income attributable to TechnipFMC plc	$309.7	$269.5	$274.6	$721.2	$618.2

Charges and (credits):
Restructuring, impairment and other charges	3.1	16.4	3.8	20.7	11.2
Gain on disposal of Measurement Solutions business	—	—	—	—	(75.2)
Tax on charges and (credits)	(0.7)	(0.4)	2.1	(1.4)	12.8

Adjusted net income attributable to TechnipFMC plc	$312.1	$285.5	$280.5	$740.5	$567.0

Weighted diluted average shares outstanding	415.7	420.5	438.8	422.8	441.9

Reported earnings per share - diluted	$0.75	$0.64	$0.63	$1.71	$1.40
Adjusted earnings per share - diluted	$0.75	$0.68	$0.64	$1.75	$1.28

TechnipFMC.com	Page 17 of 25

Exhibit 7
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2025	June 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024

Net income attributable to TechnipFMC plc	$309.7	$269.5	$274.6	$721.2	$618.2

(Income) loss attributable to non-controlling interests	1.2	(1.2)	3.8	1.3	7.4
Provision (benefit) for income tax	76.1	106.5	(6.0)	269.6	102.9
Net interest expense	10.6	14.4	15.9	34.9	50.0
Depreciation and amortization	118.2	115.2	94.0	335.9	285.6
Restructuring, impairment and other charges	3.1	16.4	3.8	20.7	11.2
Gain on disposal of Measurement Solutions business	—	—	—	—	(75.2)

Adjusted EBITDA	$518.9	$520.8	$386.1	$1,383.6	$1,000.1

Foreign exchange, net	12.5	(12.1)	3.1	12.5	25.3
Adjusted EBITDA, excluding foreign exchange, net	$531.4	$508.7	$389.2	$1,396.1	$1,025.4

TechnipFMC.com	Page 18 of 25

Exhibit 8
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

	Three Months Ended
	September 30, 2025
	Subsea	Surface Technologies	Corporate Expense	Foreign Exchange, net	Total
Revenue	$2,319.2	$328.1	$—	$—	$2,647.3

Operating profit (loss), as reported (pre-tax)	$401.3	$36.8	$(28.0)	$(12.5)	$397.6

Charges and (credits):
Restructuring, impairment and other charges	1.8	1.3	—	—	3.1
Subtotal	1.8	1.3	—	—	3.1

Depreciation and amortization	102.5	15.7	—	—	118.2

Adjusted EBITDA	$505.6	$53.8	$(28.0)	$(12.5)	$518.9

Foreign exchange, net	—	—	—	12.5	12.5

Adjusted EBITDA, excluding foreign exchange, net	$505.6	$53.8	$(28.0)	$—	$531.4

Operating profit margin, as reported	17.3%	11.2%			15.0%

Adjusted EBITDA margin	21.8%	16.4%			19.6%

Adjusted EBITDA margin, excluding foreign exchange, net	21.8%	16.4%			20.1%

TechnipFMC.com	Page 19 of 25

Exhibit 8
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

	Three Months Ended
	June 30, 2025
	Subsea	Surface Technologies	Corporate Expense	Foreign Exchange, net	Total
Revenue	$2,216.3	$318.4	$—	$—	$2,534.7

Operating profit (loss), as reported (pre-tax)	$380.3	$23.4	$(26.6)	$12.1	$389.2

Charges and (credits):
Restructuring, impairment and other charges	(1.8)	18.2	—	—	16.4
Subtotal	(1.8)	18.2	—	—	16.4

Depreciation and amortization	104.4	10.7	0.1	—	115.2

Adjusted EBITDA	$482.9	$52.3	$(26.5)	$12.1	$520.8

Foreign exchange, net	—	—	—	(12.1)	(12.1)

Adjusted EBITDA, excluding foreign exchange, net	$482.9	$52.3	$(26.5)	$—	$508.7

Operating profit margin, as reported	17.2%	7.3%			15.4%

Adjusted EBITDA margin	21.8%	16.4%			20.5%

Adjusted EBITDA margin, excluding foreign exchange, net	21.8%	16.4%			20.1%

TechnipFMC.com	Page 20 of 25

Exhibit 8
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

	Three Months Ended
	September 30, 2024
	Subsea	Surface Technologies	Corporate Expense	Foreign Exchange, net	Total
Revenue	$2,028.1	$320.3	$—	$—	$2,348.4

Operating profit (loss), as reported (pre-tax)	$288.8	$33.7	$(31.1)	$(3.1)	$288.3

Charges and (credits):
Restructuring, impairment and other charges	—	3.8	—	—	3.8
Subtotal	—	3.8	—	—	3.8

Depreciation and amortization	82.2	11.6	0.2	—	94.0

Adjusted EBITDA	$371.0	$49.1	$(30.9)	$(3.1)	$386.1

Foreign exchange, net	—	—	—	3.1	3.1

Adjusted EBITDA, excluding foreign exchange, net	$371.0	$49.1	$(30.9)	$—	$389.2

Operating profit margin, as reported	14.2%	10.5%			12.3%

Adjusted EBITDA margin	18.3%	15.3%			16.4%

Adjusted EBITDA margin, excluding foreign exchange, net	18.3%	15.3%			16.6%

TechnipFMC.com	Page 21 of 25

Exhibit 9
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

	Nine Months Ended
	September 30, 2025
	Subsea	Surface Technologies	Corporate Expense	Foreign Exchange, net	Total
Revenue	$6,471.7	$943.9	$—	$—	$7,415.6

Operating profit (loss), as reported (pre-tax)	$1,029.5	$90.4	$(80.4)	$(12.5)	$1,027.0

Charges and (credits):
Restructuring, impairment and other charges	0.4	20.3	—	—	20.7
Subtotal	0.4	20.3	—	—	20.7

Depreciation and amortization	293.5	42.1	0.3	—	335.9

Adjusted EBITDA	$1,323.4	$152.8	$(80.1)	$(12.5)	$1,383.6

Foreign exchange, net	—	—	—	12.5	12.5

Adjusted EBITDA, excluding foreign exchange, net	$1,323.4	$152.8	$(80.1)	$—	$1,396.1

Operating profit margin, as reported	15.9%	9.6%			13.8%

Adjusted EBITDA margin	20.4%	16.2%			18.7%

Adjusted EBITDA margin, excluding foreign exchange, net	20.4%	16.2%			18.8%

TechnipFMC.com	Page 22 of 25

Exhibit 9
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

	Nine Months Ended
	September 30, 2024
	Subsea	Surface Technologies	Corporate Expense	Foreign Exchange, net	Total
Revenue	$5,772.0	$944.0	$—	$—	$6,716.0

Operating profit (loss), as reported (pre-tax)	$723.1	$167.7	$(87.0)	$(25.3)	$778.5

Charges and (credits):
Restructuring, impairment and other charges	(0.2)	6.2	5.2	—	11.2
Gain on disposal of Measurement Solutions business	—	(75.2)		—	(75.2)
Subtotal	(0.2)	(69.0)	5.2	—	(64.0)

Depreciation and amortization	247.0	37.8	0.8	—	285.6

Adjusted EBITDA	$969.9	$136.5	$(81.0)	$(25.3)	$1,000.1

Foreign exchange, net	—	—	—	25.3	25.3

Adjusted EBITDA, excluding foreign exchange, net	$969.9	$136.5	$(81.0)	$—	$1,025.4

Operating profit margin, as reported	12.5%	17.8%			11.6%

Adjusted EBITDA margin	16.8%	14.5%			14.9%

Adjusted EBITDA margin, excluding foreign exchange, net	16.8%	14.5%			15.3%

TechnipFMC.com	Page 23 of 25

Exhibit 10
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

	September 30, 2025	June 30, 2025	September 30, 2024
Cash and cash equivalents	$876.6	$950.0	$837.5
Short-term debt and current portion of long-term debt	(33.6)	(271.2)	(310.4)
Long-term debt, less current portion	(404.4)	(425.1)	(656.3)
Net cash (debt)	$438.6	$253.7	$(129.2)

Net cash (debt) is a non-GAAP financial measure reflecting cash and cash equivalents, net of debt. Management uses this non-GAAP financial measure to evaluate our capital structure and financial leverage. We believe net cash (debt) is a meaningful financial measure that may assist investors in understanding our financial condition and recognizing underlying trends in our capital structure. Net cash (debt) should not be considered an alternative to, or more meaningful than, cash and cash equivalents as determined in accordance with U.S. GAAP or as an indicator of our operating performance or liquidity.

TechnipFMC.com	Page 24 of 25

Exhibit 11
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

	Three Months Ended September 30,	Nine Months Ended September 30,
	2025	2025	2024
Cash provided by operating activities	$525.1	$1,311.0	$382.1
Capital expenditures	(77.3)	(222.7)	(155.4)
Free cash flow	$447.8	$1,088.3	$226.7

Free cash flow, is a non-GAAP financial measure and is defined as cash provided by operating activities less capital expenditures. Management uses this non-GAAP financial measure to evaluate our financial condition. We believe free cash flow is a meaningful financial measure that may assist investors in understanding our financial condition and results of operations.

TechnipFMC.com	Page 25 of 25